Exhibit  23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement and related Prospectus of FTS Group, Inc. ("the Company") Form SB-2, File No. 333-125958, of our report dated March 7, 2005, except for Note 15, which is dated March 31, 2005, relating to the consolidated financial statements of the Company for the year ended December 31, 2004, appearing in the Annual Report on Form 10-KSB, filed on April 5, 2005.

/s/WithumSmith+Brown,  P.C.
Princeton,  New  Jersey
July  29,  2005